Exhibit 99.1

FOR IMMEDIATE RELEASE

STERLING CONSTRUCTION COMPANY, INC. REPORTS
2008 FIRST QUARTER RESULTS

Reaffirms 2008 Guidance

HOUSTON, TX – May 9, 2008 – Sterling Construction Company, Inc. (NasdaqGS: STRL) (“Sterling” or “the Company”) today announced results for the first quarter ended March 31, 2008.

First Quarter 2008 Compared to First Quarter 2007
▪	Revenues rose 23% to $85 million in the first quarter of 2008 from $69 million in the first quarter of 2007;
▪	Gross margin improved to 9.5% of revenues for the 2008 quarter compared with 8.2% for the first quarter last year;
▪	Operating income rose 39% to $4.6 million from $3.3 million in the first quarter of last year;
▪	Net income rose 23% to $3.1 million in the first quarter of 2008, as compared with $2.5 million in the first quarter last year; and,
▪
Diluted net income per share rose to $0.23 in the first quarter of 2008 from $0.21 per share in the first quarter of last year after giving effect to a 16% increase in 2008 weighted average shares outstanding which resulted from the December 2007 public offering.

Commenting on the results, Joe Harper, Sterling’s President and Chief Operating Officer, said, “The first quarter of 2008 started on a strong note, reflecting top line growth by our Texas operations due in part to the workforce and equipment additions since the first quarter of 2007.  In addition, revenue growth reflected the first full quarter consolidation of Road and Highway Builders, LLC, (“RHB”), the Reno, Nevada-based heavy civil construction company in which we acquired an approximately 92% interest in October of 2007.  RHB’s business is seasonal with the second and third quarters typically stronger than the first and fourth quarters.”

Mr. Harper continued, “With first quarter rainfall down an average of 30% in our Texas markets, plus the effect of the 19% average increase in head count and the $33 million of additions in plant and equipment, including those resulting from the RHB transaction, our gross margin was 9.5% versus 8.2% in the same period in 2007.”

Pat Manning, the Company’s Chairman and Chief Executive Officer, added, “We closed the first quarter with backlog of approximately $485 million, which included approximately $120 million of new construction contracts that were added to backlog in the first three months of the year as compared to a backlog of $450 million at December 31, 2007.”

He continued, “During the first quarter, we invested an additional $4.5 million in equipment to optimize our growth potential.  Our financial position remains strong, with working capital of approximately $81 million and stockholders’ equity of $142 million.”

(more)

Sterling Construction News Release	Page 2
May 9, 2008

Management Reaffirms 2008 Guidance
Mr. Manning said that, in light of the Company’s first quarter performance, management is reaffirming its previous 2008 guidance as follows:

Year Ending December 31, 2008 (in thousands, except per share data)
Revenues	$428,000 - $473,000
Income before income taxes	$30,600 - $33,600
Net income	$19,900 - $21,800
Net income per diluted share	$1.43 - $1.57

The guidance for 2008 is based on 13,850,000 weighted average shares of common stock outstanding, after giving effect to the December 2007 stock offering, and includes estimated contract incentive awards which management currently believes are likely to be achieved.

Annual Stockholders’ Meeting
At the Company’s Annual Stockholders’ Meeting held on Thursday, May 8th, stockholders re-elected each of Messrs. Manning and Harper directors for a three-year term; approved an increase in the number of shares of common stock that the Company is authorized to issue from 14 million shares to 19 million shares; and ratified the selection of Grant Thornton LLP as the Company's independent registered public accounting firm for 2008.

Conference Call and Filings
Sterling’s management will hold a conference call to discuss first quarter results and recent corporate developments, at 11:00 am EDT/ 10:00 am CDT today, May 9, 2008.  The call will be hosted by Patrick Manning, Chairman and Chief Executive Officer, Joe Harper, President and Chief Operating Officer, and James H. Allen, Jr., Chief Financial Officer.  Interested parties may participate in the call by dialing 706-679-0858 ten minutes before the conference is scheduled to begin, and asking for the Sterling Construction call.

To listen to a simultaneous webcast of the call, please go to the Company’s website at www.sterlingconstructionco.com at least 15 minutes early to download and install any necessary audio software.  If you are unable to listen live, the conference call webcast will be archived on the Company’s website for 30 days.  We suggest listeners use Microsoft Explorer as their web browser.

The Company will file its 2008 First Quarter Report on Form 10-Q with the U.S. Securities and Exchange Commission on Monday, May 12, 2008.

Sterling is a leading heavy civil construction company that specializes in the building and reconstruction of transportation and water infrastructure in large and growing markets in Texas and Nevada.  Its transportation infrastructure projects include highways, roads, bridges and light rail and its water infrastructure projects include water, wastewater and storm drainage systems.

(more)

Sterling Construction News Release	Page 3
May 9, 2008

This press release includes certain statements that fall within the definition of "forward-looking statements" under the Private Securities Litigation Reform Act of 1995.  Any such statements are subject to risks and uncertainties, including overall economic and market conditions, competitors' and customers' actions, and weather conditions, which could cause actual results to differ materially from those anticipated, including those risks identified in the Company's filings with the Securities and Exchange Commission.  Accordingly, such statements should be considered in light of these risks.  Any prediction by the Company is only a statement of management's belief at the time the prediction is made.  There can be no assurance that any prediction once made will continue thereafter to reflect management's belief, and the Company does not undertake to update publicly its predictions, whether as a result of new information, future events or otherwise.

Contact:
Sterling Construction Company, Inc.	Investor Relations Counsel
James H. Allen, Jr., CFO	The Equity Group Inc.
Joseph P. Harper, Pres. & COO	Linda Latman 212-836-9609
281-821-9091	Lena Cati 212-836-9611

(See Accompanying Tables)

Sterling Construction News Release	Page 4
May 9, 2008

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except share and per share data)
(Unaudited)

	Three months ended March 31,
	2008	2007

Revenues	$84,926	$68,888
Cost of revenues	76,825	62,256
Gross profit	8,101	5,632
General and administrative expenses	(3,447)	(2,600)
Other income (expense)	(11)	308
Operating income	4,643	3,340
Interest income	287	466
Interest expense	(130)	--
Income before income taxes and minority interest	4,800	3,806
Income tax expense	(1,591)	(1,295)
Minority interest in earnings of RHB	(92)	--
Net income	$3,117	$2,511

Net income per share:
Basic	$0.24	$0.23
Diluted	$0.23	$0.21

Weighted average number of common shares outstanding used in computing per share amounts:
Basic	13,068,864	10,919,145
Diluted	13,684,249	11,774,690

Sterling Construction News Release	Page 5
May 9, 2008

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share and per share data)

	March 31,	December 31,
	2008 (Unaudited)	2007 (Audited )
ASSETS
Current assets:
Cash and cash equivalents	$72,202	$80,703
Contracts receivable, including retainage	53,137	54,394
Costs and estimated earnings in excess of billings on uncompleted contracts	5,665	3,747
Inventories	1,294	1,239
Deferred tax asset, net	1,088	1,088
Deposits and other current assets	1,738	1,779
Total current assets	135,124	142,950
Property and equipment, net	73,433	72,389
Goodwill	57,232	57,232
Other assets, net	1,860	1,944
Total assets	$267,649	$274,515
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$21,910	$27,190
Billings in excess of costs and estimated earnings on uncompleted contracts	23,914	25,349
Current maturities of long term obligations	90	98
Other accrued expenses	8,413	8,250
Total current liabilities	54,327	60,887
Long-term liabilities:
Long-term debt, net of current maturities	60,534	65,556
Deferred tax liability, net	4,281	3,098
Minority interest in RHB	6,580	6,362
	71,395	75,016
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.01 per share; authorized 1,000,000 shares, none issued	--	--
Common stock, par value $0.01 per share; authorized 14,000,000 shares, 13,099,364 and 13,006,502 shares issued	131	130
Additional paid-in capital	147,983	147,786
Accumulated deficit	(6,187)	(9,304)
Total stockholders’ equity	141,927	138,612
Total liabilities and stockholders’ equity	$267,649	$274,515